Exhibit 99.1

February 26, 2018

Liberty TripAdvisor Holdings, Inc. to Present at Deutsche Bank Media, Telecom & Business Services Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty TripAdvisor Holdings, Inc. (Nasdaq: LTRPA, LTRPB) announced that Greg Maffei,  Chairman, President and CEO of Liberty TripAdvisor Holdings, Inc.,  will be presenting at the Deutsche Bank Media, Telecom and Business Services Conference, on Monday, March 5th at 4:20 p.m., E.S.T. at the Breakers Hotel in Palm Beach, FL.  During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.

The presentations will be broadcast live via the Internet. All interested persons should visit the Liberty TripAdvisor Holdings, Inc. website at http://ir.libertytripadvisorholdings.com/events-presentations to register for the webcasts. An archive of the webcasts will also be available on this website for one year after appropriate filings have been made with the SEC.

About Liberty TripAdvisor Holdings, Inc.

Liberty TripAdvisor Holdings, Inc. (Nasdaq:  LTRPA, LTRPB) consists of its subsidiary TripAdvisor.   TripAdvisor is the world’s largest online travel community, aggregating reviews and opinions from its community of travelers about destinations, accommodations, restaurants and activities throughout the world.

Liberty TripAdvisor Holdings, Inc.
Courtnee Chun, 720-875-5420